Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

REF TOPCO, INC.

FIRST: The name of the Corporation is REF Topco, Inc. (hereinafter the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is seven hundred and fifty thousand (750,000) shares of Common Stock, each having a par value of one cent ($.01).

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address
David Brisske	c/o Permira Advisers LLC 320 Park Avenue, 28th Floor New York, NY 10022

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)             The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)             The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)             The number of directors of the Corporation shall he as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)             No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. Any amendment, repeal or modification of the foregoing provisions of this paragraph (4) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

(5)             To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and employees of the Corporation through By-law provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the GCL. subject only to limits created by applicable GCL (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others. Any amendment, repeal or modification of the foregoing provisions of this paragraph (5) shall not adversely affect any right or protection of a director, officer or employee existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

(6)             In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders: provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may he held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH: This Certificate of Incorporation shall be effective at 10:30 a.m. on August 24, 2019.

I, THE UNDERSIGNED, being the Sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 23rd day of August, 2019.

/s/ David Brisske
David Brisske
Sole Incorporator

[Signature Page to Certificate of Incorporation]

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
REF TOPCO, INC.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

REF Topco, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

“FIRST: The name of the Corporation is Reformation Inc. (hereinafter the “Corporation”).”

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 11th day of April, 2025.

REF TOPCO, INC.

By:	/s/ Hali Borenstein
Name: Hali Borenstein
Title: Chief Executive Officer

[Signature Page to Certificate of Incorporation]

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
reformation Inc.

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

Reformation Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article FOURTH of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

The total number of shares of stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares of Common Stock, each having a par value of one one-hundredth of a cent ($0.0001).

Upon the filing and effectiveness of the Certificate of Amendment to the Corporation’s Certificate of Incorporation on July 13, 2026, pursuant to the Delaware General Corporation Law (the “Effective Time”), each share of the Corporation’s Common Stock, $0.01 par value, issued and outstanding immediately prior to the Effective Time shall be automatically reclassified, subdivided and changed into and become 142.7 validly issued, fully paid and non-assessable shares of the Corporation’s Common Stock, $0.0001 par value, authorized by this Article FOURTH of this Certificate of Incorporation, without any action by the holder thereof.

SECOND: The foregoing amendment was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Corporation’s Certificate of Incorporation to be signed by a duly authorized officer of the Corporation on this 13th day of July, 2026.

REFORMATION INC.

By:	/s/ Hali Borenstein
	Name:	Hali Borenstein
	Title:	Chief Executive Officer